Exhibit 3.3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
REABLE THERAPEUTICS FINANCE CORPORATION

        The undersigned officer of ReAble Therapeutics Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

        FIRST: The name of the Corporation is ReAble Therapeutics Finance Corporation.

        SECOND: The Certificate of Incorporation of the Corporation is hereby amended by changing the Article numbered "ARTICLE I" so that, as amended, said Article shall be and read as follows:

  "The name of the corporation is DJO Finance Corporation (hereinafter called the "Corporation")."

        THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this 19th day of December, 2007.

ReAble Therapeutics Finance Corporation

Name:	Donald M. Roberts
Title:	Executive Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENCORE MEDICAL FINANCE CORP.

*    *    *    *

        In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the following provision of the Certificate of Incorporation of Encore Medical Finance Corp., originally incorporated on September 28, 2006, is hereby amended as follows:

        FIRST: The First clause of the Certificate of Incorporation of the Encore Medical Finance Corp. is hereby amended and replaced in its entirety with the following:

          "FIRST: The name of the corporation is ReAble Therapeutics Finance Corporation (hereinafter called the "Corporation")."

        SECOND: The foregoing amendments were duly adopted in accordance with Section 242 of the Delaware General Corporation Law on March 1, 2007.

        IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation is made the 1st day of March, 2007.

By:
Harry L. Zimmerman Executive Vice-President—General Counsel

ENCORE MEDICAL FINANCE CORP.

CERTIFICATE OF INCORPORATION

ARTICLE I

        The name of the Corporation is Encore Medical Finance Corp.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

        This Corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares of Common Stock that this Corporation is authorized to issue is ten million (10,000,000) shares. Each share shall have a par value of $0.0001 per share.

        The holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for other matters requiring stockholder action. Each share of Common Stock shall entitle the holder to one vote. Dividends may be declared and paid or set apart for payment to the holders of shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and may be payable in cash, stock or otherwise. In the event of any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held by them.

ARTICLE V

        The Corporation is to have perpetual existence.

ARTICLE VI

        Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote on the action were present and voted. Any such written consents shall be executed, dated, and filed with the Corporation in the manner required by Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE VII

        Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

        All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

        In furtherance and not in limitation of the foregoing provisions of this Article VIII, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

ARTICLE IX

        (a)   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a prior, current and future director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal, amendment or modification of this Article IX by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        (b)   The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE X

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

        The name of the incorporator is Harry L. Zimmerman, whose mailing address is 9800 Metric Boulevard, Austin, Texas 78758.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true. Accordingly, I have hereunto set my hand this 27th day of September, 2006.

Harry L. Zimmerman